Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159907) and Forms S-8 (No. 333-155804, No. 333-134924 and 333-125445), of Montpelier Re Holdings Ltd., of our report dated February 24, 2012 relating to the consolidated financial statements and financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Hamilton, Bermuda

February 24, 2012